UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2005

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Gregory T. Swienton, our Chairman and Chief Executive Officer, has established a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and our insider trading policy. The plan provides for the exercise of stock options and the subsequent sale of the acquired shares on the open market at prevailing market prices on thirteen trade dates commencing June 15, 2005, and ending on May 15, 2006, subject to specified limitations and minimum price thresholds. No more than 60,000 stock options may be exercised under the plan on any trade date and no more than 550,000 stock options in total may be exercised under the plan. The plan will terminate on May 15, 2006, unless earlier terminated pursuant to the terms of the plan. The plan will be used by Mr. Swienton to diversify his Ryder System, Inc. holdings as part of his estate and tax planning activities.

Any transactions effected under the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

Rule 10b5-1 allows corporate insiders to establish prearranged stock trading plans when they are not in possession of material nonpublic information, and allows such prearranged trades to be made pursuant to the plan regardless of any subsequent material information that the insider may receive.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

June 3, 2005	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary